InspireMD Hires Vice President of Corporate Development

Former Covidien Executive, Gwen Bame, Will

Focus on Strategic Programs Worldwide

TEL AVIV, Israel, APR. 19 – InspireMD, Inc. (“InspireMD” or the “Company”) (NYSE MKT: NSPR) said Gwen K. Bame has joined the Company as Vice President of Corporate Development, reporting directly to Alan Milinazzo, President and CEO.

“This is a new position created to strengthen our executive team with a clear focus on executing strategic programs and partnerships designed to meet our ambitious global growth objectives, said Mr. Milinazzo. “Gwen has the right blend of industry and management experience and we are delighted to welcome her to InspireMD.”

Ms. Bame’s responsibilities will include identifying and negotiating in/out licensing agreements, analyzing strategic partnerships and structuring of joint ventures on a worldwide basis.

Ms. Bame joined Covidien in 2009 upon its acquisition of Aspect Medical Systems, where she held various sales and marketing leadership positions during her tenure. She led significant market development programs directly and via strategic partnerships which drove adoption of the BIS technology.

Prior to her time at Covidien, Ms. Bame spent 12 years with Boston Scientific in the cardiology business in sales, marketing and corporate accounts. During her career at BSC, she negotiated roughly $350 million in contracted business across multiple business units.

About InspireMD, Inc.

InspireMD is a medical device company focusing on the development and commercialization of its proprietary stent system technology, MGuard™. InspireMD intends to pursue applications of this technology in coronary, carotid and peripheral artery procedures. InspireMD's common stock is quoted on the NYSE MKT under the ticker symbol NSPR.

Forward-looking Statements

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multi-national companies, (v) product liability claims, (vi) our limited manufacturing capabilities and reliance on subcontractors for assistance, (vii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (viii) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (ix) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (x) our reliance on single suppliers for certain product components, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Transition Report on Form 10-K/T and its Quarterly Reports on Form 10-Q.  Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

For additional information:

InspireMD Desk

Redington, Inc.

212 926-1733

203 222-7399

inspiremd@redingtoninc.com